Exhibit 99.1
Perimeter Solutions Reports Third Quarter 2024 Financial Results
November 12, 2024
Strong financial results driven by rigorous operational value driver implementation as well as normalization of key end-markets
Continued aggressive capital and operational investments to support our customers’ critical missions in 2024 and beyond
Well positioned for capital allocation with >$200M of balance sheet cash and ~1.7x LTM net leverage
Clayton, Missouri, November 12, 2024 – Perimeter Solutions, SA (NYSE: PRM) ("Perimeter" or the "Company"), a leading provider of mission-critical firefighting products and services, as well as high-quality specialty chemicals, today reported financial results for its third quarter ended September 30, 2024.
Third Quarter 2024 Results
•Net sales increased 102% to $288.4 million in the third quarter, as compared to $142.7 million in the prior year quarter.
•Fire Safety sales increased 113% to $251.8 million, as compared to $118.3 million in the prior year quarter.
•Specialty Products sales increased 50% to $36.6 million, as compared to $24.4 million in the prior year quarter.
•Net loss during the third quarter was $89.2 million, or $0.61 loss per diluted share, as compared to net income of $19.3 million, or $0.12 earnings per diluted share in the prior year quarter.
•Adjusted EBITDA increased 177% to $170.4 million in the third quarter, as compared to $61.5 million in the prior year quarter.
•Fire Safety Adjusted EBITDA increased 181% to $157.5 million, as compared to $56.1 million in the prior year quarter.
•Specialty Products Adjusted EBITDA increased 137% to $12.9 million, as compared to $5.4 million in the prior year quarter.
Year-to-Date 2024 Results
•Net sales increased 81% to $474.7 million during the year-to-date period, as compared to $262.7 million in the prior-year period.
•Fire Safety sales increased 97% to $375.5 million, as compared to $190.2 million in the prior year period.
•Specialty Products sales increased 37% to $99.2 million, as compared to $72.5 million in the prior year period.
•Net loss during the year-to-date period was $150.1 million, or $1.03 loss per diluted share, as compared to net income of $80.7 million, or $0.48 earnings per diluted share in the prior year period.
•Adjusted EBITDA increased 189% to $247.4 million in the year-to-date period, as compared to $85.6 million in the prior year period.
•Fire Safety Adjusted EBITDA increased 208% to $212.9 million, as compared to $69.2 million in the prior year period.
•Specialty Products Adjusted EBITDA increased 111% to $34.5 million, as compared to $16.4 million in the prior year period.

Conference Call and Webcast
As previously announced, Perimeter Solutions management will hold a conference call at 8:30 a.m. ET on Tuesday, November 12, 2024 to discuss financial results for the third quarter 2024. The conference call can be accessed by dialing (877) 407-9764 (toll-free) or (201) 689-8551 (toll).
The conference call will also be webcast simultaneously on Perimeter's website (https://ir.perimeter-solutions.com), accessed under the Investor Relations page. The webcast link will be made available on the Company's website prior to the start of the call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website to the News & Events menu and click on "Events & Presentations."
Following the live webcast, a replay will be available on the Company's website. A telephonic replay will also be available approximately two hours after the call and can be accessed by dialing (877) 660-6853 (toll-free) or (201) 612-7415 (toll). The telephonic replay will be available until December 12, 2024 (11:59 p.m. ET).
About Perimeter Solutions
Perimeter Solutions is a leading global solutions provider, providing high-quality firefighting products and specialty chemicals. The Company's business is organized and managed in two reporting segments: Fire Safety and Specialty Products.
The Fire Safety business consists of formulating, manufacture and sale of fire retardants and firefighting foams that assist in combating various types of fires, including wildland, structural, flammable liquids and others. Our Fire Safety business also offers specialized equipment and services, typically in conjunction with our fire management products, to support our customers' firefighting operations. Our specialized equipment includes airbase retardant storage, mixing, and delivery equipment; mobile retardant bases; retardant ground application units; mobile foam equipment; and equipment that we custom design and manufacture to meet specific customer needs. Our service network can meet the emergency resupply needs of over 150 air tanker bases in North America, as well as many other customer locations in North America and internationally. The segment is built on the premise of superior technology, exceptional responsiveness to our customers' needs, and a "never-fail" service network. The segment sells products to government agencies and commercial customers around the world.
The Specialty Products business produces and sells high quality Phosphorus Pentasulfide ("P2S5") primarily used in the preparation of lubricant additives, including a family of compounds called Zinc Dialkyldithiophosphates (“ZDDP”) that provide critical anti-wear protection to engine components. P2S5 is also used in pesticide and mining chemicals applications.
Forward-looking Information
This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods.
Any such forward-looking statements are not guarantees of performance or results, and involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although Perimeter believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Perimeter's actual financial results and cause them to differ materially from those anticipated in any forward-looking statements, including the risk factors described from time to time by us in our filings with the Securities and Exchange Commission ("SEC"), including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 22, 2024. Shareholders, potential investors and other readers should consider these factors carefully in evaluating the forward-looking statements.
Any forward-looking statement made by Perimeter in this press release speaks only as of the date on which it is made. Perimeter undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
SOURCE: Perimeter Solutions, SA.
CONTACT: ir@perimeter-solutions.com

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$288,417	$142,658	$474,737	$262,653
Cost of goods sold	107,195	72,825	199,546	153,096
Gross profit	181,222	69,833	275,191	109,557
Operating expenses:
Selling, general and administrative expense	18,520	12,693	45,888	32,936
Amortization expense	13,765	13,778	41,291	41,312
Founders advisory fees - related party	184,176	(24,544)	253,097	(108,806)
Intangible impairment	—	40,738	—	40,738
Other operating expense	—	—	—	10
Total operating expenses	216,461	42,665	340,276	6,190
Operating (loss) income	(35,239)	27,168	(65,085)	103,367
Other expense (income):
Interest expense, net	10,054	10,448	31,292	30,938
Gain on contingent earn-out	—	(7,665)	—	(7,273)
Foreign currency (gain) loss	(1,354)	1,384	163	756
Other expense (income), net	151	(60)	252	29
Total other expense, net	8,851	4,107	31,707	24,450
(Loss) income before income taxes	(44,090)	23,061	(96,792)	78,917
Income tax (expense) benefit	(45,077)	(3,779)	(53,283)	1,810
Net (loss) income	(89,167)	19,282	(150,075)	80,727
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	10,637	(8,673)	4,105	(4,865)
Total comprehensive (loss) income	$(78,530)	$10,609	$(145,970)	$75,862
(Loss) earnings per share:
Basic	$(0.61)	$0.13	$(1.03)	$0.52
Diluted	$(0.61)	$0.12	$(1.03)	$0.48
Weighted average number of ordinary shares outstanding:
Basic	145,222,189	153,694,160	145,247,477	155,958,492
Diluted	145,222,189	165,479,465	145,247,477	167,743,797

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$223,053	$47,276
Accounts receivable, net	97,566	39,593
Inventories	108,366	145,652
Prepaid expenses and other current assets	9,732	18,493
Total current assets	438,717	251,014
Property, plant, and equipment, net	61,552	59,402
Operating lease right-of-use assets	14,966	16,339
Finance lease right-of-use assets	6,322	6,064
Goodwill	1,036,481	1,036,279
Customer lists, net	646,136	674,786
Technology and patents, net	171,393	180,653
Tradenames, net	85,760	89,568
Other assets, net	978	1,317
Total assets	$2,462,305	$2,315,422
Liabilities and Shareholders Equity
Current liabilities:
Accounts payable	$23,082	$21,639
Accrued expenses and other current liabilities	65,040	30,710
Founders advisory fees payable - related party	15,148	2,702
Deferred revenue	8,792	—
Total current liabilities	112,062	55,051
Long-term debt, net	667,447	666,494
Operating lease liabilities, net of current portion	13,582	14,908
Finance lease liabilities, net of current portion	6,094	5,547
Deferred income taxes	253,956	253,454
Founders advisory fees payable - related party	294,865	56,917
Redeemable preferred shares	108,934	105,799
Redeemable preferred shares - related party	2,805	2,764
Other liabilities	2,377	2,193
Total liabilities	1,462,122	1,163,127
Commitments and contingencies
Shareholders' equity:
Ordinary shares, $1 nominal value per share, 4,000,000,000 shares authorized; 166,843,819 and 165,066,195 shares issued; 145,240,338 and 146,451,005 shares outstanding at September 30, 2024 and December 31, 2023, respectively	166,844	165,067
Treasury shares, at cost; 21,603,481 and 18,615,190 shares at September 30, 2024 and December 31, 2023, respectively	(127,827)	(113,407)
Additional paid-in capital	1,707,664	1,701,163
Accumulated other comprehensive loss	(15,605)	(19,710)
Accumulated deficit	(730,893)	(580,818)
Total shareholders' equity	1,000,183	1,152,295
Total liabilities and shareholders' equity	$2,462,305	$2,315,422

PERIMETER SOLUTIONS, SA AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30, 2024
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(150,075)	$80,727
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Founders advisory fees - related party (change in fair value)	253,097	(108,806)
Depreciation and amortization expense	49,215	48,493
Interest and payment-in-kind on preferred shares	5,292	5,094
Share-based compensation	8,048	(130)
Non-cash lease expense	3,875	3,353
Deferred income taxes	663	(11,302)
Intangible impairment	—	40,738
Amortization of deferred financing costs	1,291	1,243
Gain on contingent earn-out	—	(7,273)
Foreign currency loss	163	756
Loss on disposal of assets	13	3
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(57,880)	(46,216)
Inventories	37,373	2,674
Prepaid expenses and current other assets	1,571	4,966
Accounts payable	1,375	(17,999)
Deferred revenue	8,792	1,169
Income taxes payable, net	21,510	(8,784)
Accrued expenses and other current liabilities	16,151	9,024
Founders advisory fees - related party (cash settled)	(2,702)	(4,655)
Operating lease liabilities	(2,426)	(3,206)
Financing lease liabilities	(374)	(172)
Other, net	(597)	69
Net cash provided by (used in) operating activities	194,375	(10,234)
Cash flows from investing activities:
Purchase of property and equipment	(9,071)	(6,630)
Proceeds from short-term investments	5,383	—
Net cash used in investing activities	(3,688)	(6,630)
Cash flows from financing activities:
Ordinary shares repurchased	(14,420)	(37,247)
Principal payments on finance lease obligations	(544)	(251)
Net cash used in financing activities	(14,964)	(37,498)
Effect of foreign currency on cash and cash equivalents	54	(627)
Net change in cash and cash equivalents	175,777	(54,989)
Cash and cash equivalents, beginning of period	47,276	126,750
Cash and cash equivalents, end of period	$223,053	$71,761
Supplemental disclosures of cash flow information:
Cash paid for interest	$20,286	$19,971
Cash paid for income taxes	$31,414	$20,562
Non-cash activities:
Warrants exercised	$230	$—

Non-GAAP Financial Metrics
Adjusted EBITDA
The computation of Adjusted EBITDA is defined as net income plus income tax expense, net interest and other financing expenses, and depreciation and amortization, adjusted on a consistent basis for certain non-recurring, unusual or non-operational items in a balanced manner. These items include (i) severance costs, and integration and restructuring related costs (ii) founder advisory fee expenses, (iii) stock compensation expense and (iv) foreign currency loss (gain). To supplement the Company's condensed consolidated financial statements presented in accordance with U.S. GAAP, Perimeter is providing a summary to show the computations of Adjusted EBITDA, which is a non-GAAP measure used by the Company's management and by external users of Perimeter’s financial statements, such as investors, commercial banks and others, to assess the Company's operating performance as compared to that of other companies, without regard to financing methods, capital structure or historical cost basis. Adjusted EBITDA should not be considered an alternative to net income (loss), operating income (loss), cash flows provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP (in thousands).

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(Loss) income before income taxes	$(44,090)	$23,061	$(96,792)	$78,917
Depreciation and amortization	16,444	16,276	49,215	48,493
Interest and financing expense	10,054	10,448	31,292	30,938
Founders advisory fees - related party	184,176	(24,544)	253,097	(108,806)
Intangible impairment	—	40,738	—	40,738
Non-recurring expenses [1]	1,834	22	2,397	1,942
Share-based compensation expense (benefit)	3,312	1,749	8,048	(130)
Gain on contingent earn-out	—	(7,665)	—	(7,273)
Foreign currency (gain) loss	(1,354)	1,384	163	756
Adjusted EBITDA	$170,376	$61,469	$247,420	$85,575
____________________

(1)Adjustment to reflect non-recurring expenses; severance costs, and integration and restructuring related costs.